MARCUM
ACCOUNTANTS ▲ ADVISORS

April 25, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Nutex Health, Inc. under Item 4.01 of its Form 8-K dated April 25, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Nutex Health, Inc. contained therein.

Very truly yours,

Marcum LLP

Marcum LLP

Marcum LLP / 6002 Rogerdale Road / Suite 300 / Houston, TX 77072 / Phone 281.223.5500 / marcumllp.com